As filed with the Securities and Exchange Commission on December 7, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

the Securities Act of 1933

Medivation, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-3863260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Hawthorne Street, Suite 610

San Francisco, CA 94105

(415) 543-3470

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C. Patrick Machado

Senior Vice President and Chief Financial Officer

Medivation, Inc.

55 Hawthorne Street, Suite 610

San Francisco, CA 94105

(415) 543-3470

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael W. Hall, Esq.

Bradley A. Bugdanowitz, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-138057

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$6,000,000	$642.00

(1)	In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price of $6,000,000.
(2)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we are filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-138057), initially filed on October 18, 2006 and which the SEC declared effective on November 3, 2006.

We are filing this registration statement for the sole purpose of increasing by $6,000,000 the aggregate initial offering price for shares of our common stock to be registered. The information set forth in our registration statement on S-3 (File No. 333-138057) is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 7th day of December 2006.

MEDIVATION, INC.

By:	/s/ C. Patrick Machado
Name:	C. Patrick Machado
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ David T. Hung*	President, Chief Executive Officer and Director	December 7, 2006
David T. Hung, M.D.	(Principal Executive Officer)

/s/ C. Patrick Machado	Senior Vice President and Chief Financial Officer	December 7, 2006
C. Patrick Machado	(Principal Accounting and Financial Officer)

/s/ Daniel D. Adams*	Director	December 7, 2006
Daniel D. Adams

/s/ Gregory H. Bailey*	Director	December 7, 2006
Gregory H. Bailey

/s/ Kim D. Blickenstaff*	Director	December 7, 2006
Kim D. Blickenstaff

/s/ W. Anthony Vernon*	Director	December 7, 2006
W. Anthony Vernon

*By:	/s/ C. Patrick Machado
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Latham & Watkins LLP, counsel to the registrant.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).